CFO Commentary on First Quarter Fiscal 2026 Results
Q1 Fiscal 2026 Summary

GAAP
($ in millions, except earnings per share)	Q1 FY26	Q4 FY25	Q1 FY25	Q/Q	Y/Y
Revenue	$44,062	$39,331	$26,044	12%	69%
Gross margin	60.5%	73.0%	78.4%	(12.5) pts	(17.9) pts
Operating expenses	$5,030	$4,689	$3,497	7%	44%
Operating income	$21,638	$24,034	$16,909	(10)%	28%
Net income	$18,775	$22,091	$14,881	(15)%	26%
Diluted earnings per share*	$0.76	$0.89	$0.60	(15)%	27%

Non-GAAP
($ in millions, except earnings per share)	Q1 FY26	Q4 FY25	Q1 FY25	Q/Q	Y/Y
Revenue	$44,062	$39,331	$26,044	12%	69%
Gross margin	61.0%	73.5%	78.9%	(12.5) pts	(17.9) pts
Gross margin excluding H20 charge	71.3%
Operating expenses	$3,583	$3,378	$2,501	6%	43%
Operating income	$23,275	$25,516	$18,059	(9)%	29%
Net income	$19,894	$22,066	$15,238	(10)%	31%
Diluted earnings per share*	$0.81	$0.89	$0.61	(9)%	33%
Diluted earnings per share excluding H20 charge and related tax impact	$0.96

Revenue by Reportable Segments
($ in millions)	Q1 FY26	Q4 FY25	Q1 FY25	Q/Q	Y/Y
Compute & Networking	$39,589	$36,036	$22,675	10%	75%
Graphics	4,473	3,295	3,369	36%	33%
Total	$44,062	$39,331	$26,044	12%	69%

*All per share amounts presented herein have been retroactively adjusted to reflect our ten-for-one stock split, which was effective June 7, 2024.

Revenue by Market Platform
($ in millions)	Q1 FY26	Q4 FY25	Q1 FY25	Q/Q	Y/Y
Data Center	$39,112	$35,580	$22,563	10%	73%
Compute	34,155	32,556	19,392	5%	76%
Networking	4,957	3,024	3,171	64%	56%
Gaming	3,763	2,544	2,647	48%	42%
Professional Visualization	509	511	427	—	19%
Automotive	567	570	329	(1)%	72%
OEM and Other	111	126	78	(12)%	42%
Total	$44,062	$39,331	$26,044	12%	69%
We specialize in markets where our computing platforms can provide tremendous acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems, and services to deliver unique value. Our platforms address four large markets where our expertise is critical: Data Center, Gaming, Professional Visualization, and Automotive.
On April 9, 2025, we were informed by the U.S. government that a license is required for exports of our H20 products into the China market. As a result of these new requirements, we incurred a $4.5 billion charge in the first quarter of fiscal 2026 associated with H20 excess inventory and purchase obligations as the demand for H20 diminished. The $4.5 billion charge was less than what we initially anticipated as we were able to re-use certain materials. Sales of our H20 products were $4.6 billion for the first quarter of fiscal 2026 prior to the new export licensing requirements. We were unable to ship an additional $2.5 billion of H20 revenue in the first quarter.
GAAP gross margin was 60.5%, and GAAP diluted earnings per share was $0.76. Excluding the $4.5 billion charge and related tax impact, first quarter non-GAAP gross margin would have been 71.3% and non-GAAP diluted earnings per share would have been $0.96.
Revenue
Revenue for the first quarter was $44.1 billion, up 69% from a year ago and up 12% sequentially.
Data Center revenue for the first quarter was $39.1 billion, up 73% from a year ago and up 10% sequentially. The strong year-on-year and sequential growth was driven by demand for our accelerated computing platform used for large language models, recommendation engines, and generative and agentic AI applications. We saw our Blackwell architecture ramp expand to all customer categories, while large cloud service providers remained our largest at just under 50% of Data Center revenue. Data Center compute revenue was $34.2 billion, up 76% from a year ago and up 5% sequentially. Networking revenue was $5.0 billion, up 56% from a year ago and up 64% sequentially, driven by the growth of NVLink compute fabric in our GB200 systems and continued adoption of Ethernet for AI solutions at cloud service providers and consumer internet companies.
Gaming revenue for the first quarter was a record, up 42% from a year ago and up 48% sequentially, driven by sales of our Blackwell architecture, the fastest ramp in company history.
Professional Visualization revenue for the first quarter was up 19% from a year ago and flat sequentially. The increase from a year ago was driven by broader adoption of Ada RTX workstation GPUs, addressing workflows in AI acceleration, real-time graphics rendering and data simulation.
Automotive revenue for the first quarter was up 72% from a year ago and down 1% sequentially. The increase from a year ago was driven by sales of our self-driving platforms.

Gross Margin
GAAP and non-GAAP gross margins for the first quarter decreased from a year ago and sequentially, primarily due to a $4.5 billion charge associated with H20 excess inventory and purchase obligations and the initial ramp of more sophisticated systems within Data Center.
Expenses
GAAP operating expenses for the first quarter were up 44% from a year ago and up 7% sequentially, and non-GAAP operating expenses were up 43% from a year ago and up 6% sequentially. The year-on-year increases were primarily driven by higher compensation and benefits expenses due to employee growth and compensation increases, and compute, infrastructure and engineering development costs for new product introductions. The sequential increases were primarily driven by higher compensation and benefits due to compensation increases and employee growth.
Other Income & Expense and Income Tax
GAAP other income and expense (OI&E) includes interest income, interest expense, and non-marketable and publicly-held equity securities gains or losses. Non-GAAP OI&E excludes non-marketable and publicly-held equity securities gains or losses.
Interest income for the first quarter was $515 million, up from a year ago and sequentially, reflecting growth in cash, cash equivalents, and marketable securities. Net losses for the first quarter were $175 million, driven by losses in publicly-held equity securities, partially offset by gains in non-marketable securities.
GAAP effective tax rate for the first quarter was 14.3%, an increase from a year ago reflecting a lower stock-based compensation tax benefit, partially offset by a higher foreign-derived intangible income deduction tax benefit. Non-GAAP effective tax rate for the first quarter was 16.1%.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities were $53.7 billion, up from $31.4 billion a year ago and $43.2 billion a quarter ago. The increases primarily reflect higher revenue partially offset by stock repurchases.
Accounts receivable was $22.1 billion with 46 days sales outstanding (DSO), down from 53 days sequentially, driven by improved shipment linearity and timing of cash collections.
Inventory was $11.3 billion with 59 days sales of inventory (DSI). Inventory increased from $10.1 billion, and DSI decreased from 86 days sequentially. Purchase commitments and obligations for inventory and manufacturing capacity were $29.8 billion, including new capacity commitments and components. Supply and capacity prepayments were $4.2 billion.
Other non-inventory purchase obligations were $13.7 billion, including $10.6 billion of multi-year cloud service agreements, down from $14.3 billion sequentially, driven by utilization of our cloud service agreements. We expect cloud service agreements to be used to support our research and development efforts and our DGX Cloud offerings.
Cash flow from operating activities was $27.4 billion, up from $15.3 billion a year ago and up from $16.6 billion a quarter ago. The year-on-year increase reflects higher revenue and timing of cash collections. The sequential increase was driven by higher revenue, timing of cash collections, and lower cash taxes. We expect a substantial increase in cash taxes in the second quarter related to estimated federal and state cash tax payments.
We utilized cash of $14.3 billion towards shareholder returns, including $14.1 billion in share repurchases and $244 million in cash dividends.

Second Quarter of Fiscal 2026 Outlook
Outlook for the second quarter of fiscal 2026 is as follows:
•Revenue is expected to be $45.0 billion, plus or minus 2%. This outlook reflects a loss in H20 revenue of approximately $8.0 billion due to the recent export control limitations.

•GAAP and non-GAAP gross margins are expected to be 71.8% and 72.0%, respectively, plus or minus 50 basis points. We are continuing to work toward achieving gross margins in the mid-70% range late this year.
•GAAP and non-GAAP operating expenses are expected to be approximately $5.7 billion and $4.0 billion, respectively. We expect full year fiscal 2026 operating expense growth to be in the mid-30% range.
•GAAP and non-GAAP other income and expense are expected to be an income of approximately $450 million, excluding gains and losses from non-marketable and publicly-held equity securities.
•GAAP and non-GAAP tax rates are expected to be 16.5%, plus or minus 1%, excluding any discrete items.
___________________________
For further information, contact:

Toshiya Hari	Mylene Mangalindan
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
toshiyah@nvidia.com	mmangalindan@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. For NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, other, gains/losses from non-marketable and publicly-held equity securities, net, interest expense related to amortization of debt discount, H20 excess inventory and purchase obligation charges, and the associated tax impact of these items where applicable. The inclusion of H20 excess inventory and purchase obligation charges in the reconciliations to adjust the related GAAP financial measures was a result of the U.S. government informing NVIDIA on April 9, 2025 that it requires a license for export to China of H20 products. H20 products were designed primarily for the China market. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases related to property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: the impact of H20 export licensing requirements; expected cash taxes in the second quarter; expectations with respect to growth, performance and benefits of our products, services, and technologies, including Blackwell, and related trends and drivers; expectations with respect to supply and demand for our products, services, and technologies, including Blackwell, and related matters including inventory, production and distribution; expectations with respect to NVIDIA’s third party arrangements, including with its collaborators and partners; expectations with respect to technology developments and related trends and drivers; our financial and business outlook for the second quarter of fiscal 2026 and beyond; projected market growth and trends; expectations with respect to AI and related industries; and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections based on management’s beliefs and assumptions and on information currently available to management and are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 27,	January 26,	April 28,
	2025	2025	2024

GAAP cost of revenue	$17,394	$10,608	$5,638
GAAP gross profit	$26,668	$28,723	$20,406
GAAP gross margin	60.5%	73.0%	78.4%
Acquisition-related and other costs (A)	123	118	119
Stock-based compensation expense (B)	64	53	36
Other	3	—	(1)
Non-GAAP cost of revenue	$17,204	$10,437	$5,484
Non-GAAP gross profit	$26,858	$28,894	$20,560
Non-GAAP gross margin	61.0%	73.5%	78.9%

GAAP operating expenses	$5,030	$4,689	$3,497
Stock-based compensation expense (B)	(1,410)	(1,268)	(975)
Acquisition-related and other costs (A)	(37)	(43)	(21)
Non-GAAP operating expenses	$3,583	$3,378	$2,501

GAAP operating income	$21,638	$24,034	$16,909
Total impact of non-GAAP adjustments to operating income	1,637	1,482	1,150
Non-GAAP operating income	$23,275	$25,516	$18,059

GAAP total other income (expense), net	$272	$1,183	$370
(Gains) losses from non-marketable equity securities and publicly-held equity securities, net	175	(727)	(69)
Interest expense related to amortization of debt discount	1	1	1
Non-GAAP total other income (expense), net	$448	$457	$302

GAAP net income	$18,775	$22,091	$14,881
Total pre-tax impact of non-GAAP adjustments	1,813	756	1,082
Income tax impact of non-GAAP adjustments (C)	(694)	(781)	(725)
Non-GAAP net income	$19,894	$22,066	$15,238

	Three Months Ended
	April 27,	January 26,	April 28,
	2025	2025	2024
Diluted net income per share (D)
GAAP	$0.76	$0.89	$0.60
Non-GAAP	$0.81	$0.89	$0.61

Weighted average shares used in diluted net income per share computation (D)	24,611	24,706	24,890

GAAP net cash provided by operating activities	$27,414	$16,628	$15,345
Purchases related to property and equipment and intangible assets	(1,227)	(1,077)	(369)
Principal payments on property and equipment and intangible assets	(52)	(32)	(40)
Free cash flow	$26,135	$15,519	$14,936

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs, and certain compensation charges and are included in the following line items:
	Three Months Ended
	April 27,	January 26,	April 28,
	2025	2025	2024
Cost of revenue	$123	$118	$119
Research and development	$28	$27	$12
Sales, general and administrative	$9	$16	$8

(B) Stock-based compensation consists of the following:
	Three Months Ended
	April 27,	January 26,	April 28,
	2025	2025	2024
Cost of revenue	$64	$53	$36
Research and development	$1,063	$955	$727
Sales, general and administrative	$347	$313	$248

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

(D) Reflects a ten-for-one stock split on June 7, 2024.

Three Months Ended
April 27,
2025

GAAP gross profit	$26,668
GAAP gross margin	60.5%
Stock-based compensation expense, acquisition-related costs, and other costs	190
H20 excess inventory and purchase obligation charges	4,538
Non-GAAP gross profit (as adjusted to exclude H20 excess inventory and purchase obligation charges)	$31,396
Non-GAAP gross margin (as adjusted to exclude H20 excess inventory and purchase obligation charges)	71.3%

GAAP net income	$18,775
Total pre-tax impact of non-GAAP adjustments and H20 excess inventory and purchase obligation charges	6,351
Income tax impact of non-GAAP adjustments and H20 excess inventory and purchase obligation charges	(1,491)
Non-GAAP net income (as adjusted to exclude H20 excess inventory and purchase obligation charges)	$23,635

Diluted net income per share
GAAP	$0.76
Non-GAAP (as adjusted to exclude H20 excess inventory and purchase obligation charges)	$0.96

Weighted average shares used in diluted net income per share computation	24,611

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2026 Outlook
($ in millions)
GAAP gross margin	71.8%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	0.2%
Non-GAAP gross margin	72.0%

GAAP operating expenses	$5,700
Stock-based compensation expense, acquisition-related costs, and other costs	(1,700)
Non-GAAP operating expenses	$4,000